UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                       8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 7, 2001
                      ------------------------------------
                Date of Report (Date of earliest event reported)

                           APPIANT TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      0-21999                84-1360852
         --------                      -------                ----------
(State or other Jurisdiction     (S.E.C. File Number)       (IRS Employer
    of Incorporation)                                     Identification No.)

                                6663 Owens Drive
                              Pleasanton, CA 94588
                              --------------------
          (Address of principal executive offices, including zip code)

                                 (925) 251-3200
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item  5.  Other  events.

          On August 15, 2001, Appiant Technologies, Inc. ("Appiant") executed a Settlement Agreement and Release, ("Settlement Agreement") effective as of July 27, 2001, with Cisco Systems, Inc. ("Cisco") and Cisco Systems Capital ("Cisco Capital"). Cisco and Cisco Capital are referred together as Cisco Corporations.

          By a software agreement dated April 24, 2000, Cisco licensed to Appiant certain software product called uOne (the "uOne Product"). To acquire 10,000 licenses of the uOne Product, Cisco Capital loaned Appiant Ten Million Dollars ($10,000,000) at the cost of Ten Million Dollars ($10,000,000) (the


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"Leased  Licenses").  Appiant  paid  Three Million Dollars ($3,000,000) to Cisco
Capital as a down payment requirement, Seven Million Dollars ($7,000,000), therefore, remained due to Cisco Capital from Appiant.

          On April 27, 2001 Cisco announced it's decision to sell its Unified Communication Software Business (UCSBU), which developed the uOne product. To resolve any issues relating to Cisco's decision to sell its UCSBU, Cisco Corporations and Appiant executed a Settlement Agreement. The Settlement Agreement provides that Cisco Capital will convert Appiant's down payment of Three Million Dollars ($3,000,000) into a software license fee for "Paid Up" uOne licenses. In addition, Cisco Capital forgave approximately Seven Million Dollars ($7,000,000) for the remaining sums owed for the Lease Licenses.

          Under the terms of the Settlement Agreement, Appiant may use the Paid Up licenses and Cisco will maintain its support for nine months (the "Transition Period") while Appiant evaluates its options of transitioning to the vendor that purchased the UCSBU or pursuing other opportunities. Cisco also loaned Appiant Three Million Dollars ($3,000,000) (the "Cisco Loan") for use during the Transition Period. On or before the end of the Transition Period, Appiant may elect to continue using the Paid Up licenses and repay the Cisco Loan, or return the Paid Up licenses, in which case, the Cisco Loan will be deemed to have been paid in full and completely discharged.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Appiant Technologies, Inc.
                                           -------------------------


August 21, 2001                            By:  /s/  Sandra Williams Smith
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                                           Sandra Williams Smith
                                           Corporate Secretary



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